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                                                                    EXHIBIT 23.2

                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 20, 1998, on the consolidated financial statements of Cadis, Inc. as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997, included in Aspect Development, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1997, which is incorporated by reference in this Post-Effective Amendment No. 1 on Form S-3 to the registration statement on Form S-1. We also consent to the reference to our report by Ernst & Young LLP in their report dated January 26, 1998, included in such Form 10-KSB and to all references to our firm in this Post-Effective Amendment.



                                              /s/ Arthur Andersen LLP


Denver, Colorado
September 4, 1998